Report of Independent Registered Public Accounting Firm

To the Trustees of JPMorgan Trust I and the Shareholders of JPMorgan Dynamic Small Cap Fund
JPMorgan Micro Cap Fund, JPMorgan Small Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan Strategic Small Cap Value Fund, JPMorgan U.S. Small Company Fund, JPMorgan Capital Growth Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Value Advantage Fund, JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Equity Income II Fund, JPMorgan Growth and Income Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Large Cap Core Plus Fund, JPMorgan Intrepid America Fund, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Plus Fund (formerly Intrepid Long/Short Fund), JPMorgan Intrepid Multi-Cap Fund, JPMorgan Intrepid Value Fund, JPMorgan SmartRetirement Income Fund, JPMorgan SmartRetirement 2010 Fund, JPMorgan SmartRetirement 2015 Fund, JPMorgan SmartRetirement 2020 Fund, JPMorgan SmartRetirement 2025 Fund, JPMorgan SmartRetirement 2030 Fund, JPMorgan SmartRetirement 2035 Fund, JPMorgan SmartRetirement 2040 Fund, JPMorgan SmartRetirement 2045 Fund, JPMorgan SmartRetirement 2050 Fund, JPMorgan U.S. Large Cap Value Plus Fund, JPMorgan Value Discovery Fund, JPMorgan Dynamic Growth Fund, JPMorgan Dynamic Small Cap Core Fund and JPMorgan Dynamic Intrinsic Value Fund:

In planning and performing our audits of the financial statements of JPMorgan Dynamic Small Cap Fund
JPMorgan Micro Cap Fund, JPMorgan Small Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan Strategic Small Cap Value Fund, JPMorgan U.S. Small Company Fund, JPMorgan Capital Growth Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Value Advantage Fund, JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Equity Income II Fund, JPMorgan Growth and Income Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Large Cap Core Plus Fund, JPMorgan Intrepid America Fund, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Plus Fund (formerly Intrepid Long/Short Fund), JPMorgan Intrepid Multi-Cap Fund, JPMorgan Intrepid Value Fund, JPMorgan SmartRetirement Income Fund, JPMorgan SmartRetirement 2010 Fund, JPMorgan SmartRetirement 2015 Fund, JPMorgan SmartRetirement 2020 Fund, JPMorgan SmartRetirement 2025 Fund, JPMorgan SmartRetirement 2030 Fund, JPMorgan SmartRetirement 2035 Fund, JPMorgan SmartRetirement 2040 Fund, JPMorgan SmartRetirement 2045 Fund, JPMorgan SmartRetirement 2050 Fund, JPMorgan U.S. Large Cap Value Plus Fund, JPMorgan Value Discovery Fund, JPMorgan Dynamic Growth Fund, JPMorgan Dynamic Small Cap Core Fund and JPMorgan Dynamic Intrinsic Value Fund (hereafter collectively referred to as the "Funds") as of and for the period ended June 30, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and Trustees of the fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or combination of deficiencies, in the internal controls over financial reporting, that results in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected in a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2008.

This report is intended solely for the information and use of management, the Trustees of JPMorgan Trust I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
August 25, 2008

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